Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Emdeon Inc. 2009 Equity Incentive Plan of our report dated August 7, 2009, with respect to the consolidated financial statements and schedule of Emdeon Inc. included in its Registration Statement (Form S-1 No. 333-153451) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Nashville, Tennessee
August 11, 2009